Investor Day March 2, 2018 New York Stock Exchange

AGENDA

GRACE

8:30 a.m.	**Welcome and Opening Remarks**	Tom Blaser Senior Vice President, Chief Financial Officer
	Company Overview	Fred Festa Chairman and Chief Executive Officer
	Strategy and Grace Value Model	Hudson La Force President and Chief Operating Officer
	Specialty Catalysts	Al Beninati President, Specialty Catalysts
9:55 a.m.	**Q&A**	
10:15 a.m.	**Break**	
10:25 a.m.	**Materials Technologies**	Sandra Wisniewski President, Materials Technologies
	Refining Technologies	Tom Petti President, Refining Technologies
	Financial Overview	Tom Blaser Senior Vice President, Chief Financial Officer
	Closing Remarks	Fred Festa Chairman and Chief Executive Officer
11:45 a.m.	**Q&A**	
12:30 p.m.	**Leadership Luncheon**	

Investor Day 2018 | 2

Investor Day 2018 | SAFE HARBOR 3 Statement Regarding Safe Harbor For Forward-Looking Statements This presentation contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words ―believes,‖ ―plans,‖ ―intends,‖ ―targets,‖ ―will,‖ ―expects,‖ ―suggests,‖ ―anticipates,‖ ―outlook,‖ ―continues,‖ or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities; benefits from new technology and cost reduction initiatives; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the cost and availability of raw materials, energy and transportation; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's funded and unfunded pension obligations; its legal and environmental proceedings; environmental compliance costs; uncertainties related to Grace’s ability to realize the anticipated benefits of the separation transaction; the inability to establish or maintain certain business relationships and to retain key personnel; natural disasters such as storms and floods; changes in tax laws and regulations; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as indications of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revision to the projections and forward-looking statements contained in this presentation, or to update them to reflect events or circumstances occurring after the date of this presentation. Non-GAAP Financial Terms In this presentation, Grace presents financial information in accordance with U.S. generally accepted accounting principles (U.S. GAAP), as well as the non-GAAP financial information described in the Appendix. Grace believes that this non-GAAP financial information provides useful supplemental information about the performance of its businesses, improves period-to-period comparability and provides clarity on the information management uses to evaluate the performance of its businesses. In the Appendix, Grace has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered as a substitute for financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from those results should be evaluated carefully.

Investor Day 2018 | OUR GIFT TO YOU – DONATION TO BLUE WATER BALTIMORE 4 Blue Water Baltimore’s Mission: Blue Water Baltimore is a not- for-profit organization with a mission to restore the quality of Baltimore’s rivers, streams and Harbor to foster a healthy environment, a strong economy, and thriving communities. 5-Year Anniversary Stats:  Clocked over 43,000 volunteer hours  Planted over 10,000 trees  Collected half a million pounds of trash Source: https://www.bluewaterbaltimore.org/

Company Overview Fred Festa Chairman and Chief Executive Officer

Investor Day 2018 | Robust technology platform driving leading-edge products and delivering strong customer value proposition 2 Operating excellence focused on process improvement discipline across the company; significant runway for opportunity 3 Top-tier profitability and ROIC with path for continued shareholder value creation 6 Solid long-term growth potential with 5% mid-point organic CAGR; additional M&A kicker 5 Proactively-managed portfolio aligned to positive global secular and macro drivers; well-positioned to deliver sustainable, profitable growth 4 KEY MESSAGES 6 Leading global specialty chemicals and materials supplier with transformed portfolio, well-established industry alliances, and licensing leverage 1

SIGNIFICANTLY TRANSFORMED PORTFOLIO...

GRACE

Transformation Years 2010 – 2016

- ✓ **Rebalanced** Advanced Refining Technologies® (ART®) Joint Venture to 50% economic interest
- ✓ **Streamlined** supply and **improved** technical service after ART received exclusive right to sell CLG's hydrocracking and lubes hydroprocessing catalysts
- ✓ **Acquired** Dow's UNIPOL® Polypropylene Process Technology Licensing and Catalysts Business
- ✓ **Separated** Construction Products segment and Darex Packaging Technologies business; spun-out as GCP Applied Technologies Inc. (NYSE:GCP)
- ✓ **Exited** non-core product lines within Materials Technologies segment
- ✓ **Reduced** facility footprint by 77% from spin-off and portfolio alignment

Leveraging Strong Core to Grow 2016 – 2018+

- ✓ **Acquired** BASF's Polyolefin Catalysts business
- ✓ **Opened** Global Process Innovation Center near Columbia headquarters to optimize the development side of R&D
- ✓ **Positioned** Materials Technologies to be roll-up leader in broad materials additives market
- ✓ **Acquiring** Albemarle's Polyolefin Catalysts business
- ✓ **Investing** $100M in new hydroprocessing capacity / capabilities through ART JV
- ✓ **Realigning** FCC to have the most extensive value product offerings at the most efficient cost position

Investor Day 2018 | 7

Investor Day 2018 | 2010 2017 2014 SHIFTING CATALYSTS TO PETROCHEMICALS, CLEANER FUELS 8 Petrochemicals and Clean Fuels Traditional Transportation Fuels How Grace catalysts are being used 1 VALUE CREATED Stronger and more consistent growth and FCF Higher portion of technology in value-added offerings Catalysts sold with a license affiliation increased from zero in 2010 to >15% in 2018 estimated sales 1 Charts based on percentage of total catalysts sales; includes unconsolidated ART joint venture 52% 48% 61% 39% 66% 34% $1.273B $1.653B $1.724B

Investor Day 2018 | GRACE AT A GLANCE 9 The leading global supplier of process catalysts and specialty silicas ~$5B Market Cap1 ~$2B 2017 Sales2, 3 31% Adj. EBITDA Margin2 24% Adj. EBIT ROIC2 75% Business Outside the US 80% #1 or #2 Business Positions Operating Segments Refining Technologies | Specialty Catalysts | Materials Technologies 1 As of 2/20/18 2 Based on FY2017 3 Catalysts Technologies includes unconsolidated ART joint venture; FCC = Fluid Catalytic Cracking, SC = Specialty Catalysts, ART = Advanced Refining Technologies; FCC and ART together constitute the Refining Technologies operating segment 27% 7% 24% 22% 6% 6% 7% 2017 Grace Sales3 Distribution Catalysts Technologies $1.8B 80% Sales2,3 Materials Technologies $0.4B 20% Sales2 Consumer/ Pharma Chemical Process Coatings Traditional Fuels PetroChem Feedstocks Plastics Clean Fuels * Definitions of non-GAAP financial terms and reconciliations to the closest GAAP term are provided in the Appendix

Investor Day 2018 | SEASONED, PASSIONATE, INDUSTRY-LEADING TEAM Fred Festa Chairman, Chief Executive Officer Joined Grace: 2003 Hudson La Force President, Chief Operating Officer 2008 Mark Shelnitz Vice President, General Counsel, Secretary 1983 New to Grace within the last three years Liz Brown Vice President, Chief Human Resources Officer 2015 Tom Blaser Senior Vice President, Chief Financial Officer 2016 Keith Cole Vice President, Government Relations and Environment, Health, and Safety 2014 10 Tom Petti President, Refining Technologies 1992 Sandra Wisniewski President, Materials Technologies 2017 Al Beninati President, Specialty Catalysts 2014

Investor Day 2018 | Reporting Segments Catalysts Technologies Materials Technologies End Markets Petrochemical and Chemical Refining Coatings, Consumer/Pharma and Chemical Process Product Lines Specialty Catalysts FCC Catalysts Hydroprocessing Catalysts (ART) Silica-based and Silica-Alumina-based Materials End Products MARKET-LEADING PRODUCT PORTFOLIO 11 Connected by inorganic material science

Investor Day 2018 | PORTFOLIO TIED TO POSITIVE, SUSTAINABLE GLOBAL TRENDS 12 Global Demand Rising Living Standards FCC     Hydroprocessing (ART)    Specialty Catalysts    Consumer/Pharma   Chemical Processing    Coatings   Plastics Transportation Fuels Growth in Household Income Stricter Environmental and Health Standards / Policy Regulation/Policy Changes

Investor Day 2018 | UNIQUE CUSTOMER VALUE PROPOSITION 13 Unique value proposition has led to deep customer relationships Deep Applications Expertise  Industry-leading expertise in customer applications  New product development driven by deep knowledge of customer requirements New Product Innovation  11 R&D and technical service facilities in 7 countries  Top quartile among peers for R&D spend  Vitality Index: ~30% of revenue from products launched in last 5 years Patent Protection  Over 800 active patents worldwide; 8-year average remaining life  800 new patent applications in progress  About one-third of revenue from active patent products Manufacturing Know-How  Unique, synergistic mix of material science expertise  Significant trade secrets support key manufacturing capabilities

Investor Day 2018 | Manufacturing and R&D centers Headquarters Columbia, MD North America 28% Latin America 6% Asia Pacific 27% EMEA 39% 14 Close to our customers… with technology, supply chain, and FX advantages 20 facilities in 9 countries 11 facilities in 7 countries Manufacturing R&D and Technical Service 2 pending acquisition 1 in development % 2017 sales FLEXIBLE, DIVERSE GLOBAL MANUFACTURING NETWORK

Investor Day 2018 | STRENGTHS AND SUSTAINABLE COMPETITIVE ADVANTAGES 15 Focused portfolio with highly complementary business mix Flexible global manufacturing network Disciplined acquirer with history of successful integrations Strong relationships with blue-chip customers Our culture: performance-driven and results-oriented CORE STRENGTHS SUSTAINABLE ADVANTAGES High barriers to entry in many product lines Applications expertise and technical service driving long-term customer relationships Unique, synergistic mix of materials science expertise Deep technology platform and track record of innovation

Investor Day 2018 | KEY TAKEAWAYS 16 Energized management team fostering transformation and leveraging process and technological expertise to drive productivity and profitability Market-leading positions aligned for growth; innovative technologies, customer-centric culture, and favorable global trends Building on our high-performance culture, doing what we say we are going to do, and continuously improving Disciplined financial management and capital allocation; poised for significant value creation from robust opportunity set

Strategy and Grace Value Model Hudson La Force President and Chief Operating Officer

Investor Day 2018 | High-performance culture focused on meeting commitments and continuous improvement 2 Tightly-aligned operating model creates value for customers, investors and employees 3 Reaffirming 2016-2021 financial framework: growth, earnings, cash 5 Early in operating excellence journey; significant runway of opportunity 4 KEY MESSAGES 18 Targeted investments to accelerate growth across well-positioned portfolio 1

Investor Day 2018 | Acquire to build our technology and manufacturing capabilities for our customers 4 Invest in great people to strengthen our high-performance culture 2 STRATEGIC FRAMEWORK FOR PROFITABLE GROWTH Invest to accelerate growth and extend our competitive advantages 1 19 Formalize the Grace Value Model to drive operating excellence 2 3

PORTFOLIO POSITIONED FOR GROWTH

GRACE

2016 $2B+ → Organic Growth Drivers → Operating Excellence → M&A → 2021 $3B+

- Demand for plastics and petrochemical feedstocks
- Growth in household disposable income
- Demand for cleaner fuels and heavy oil upgrading
- Stricter environmental and health standards

4%-6%	~4%	5%-7%
Annual global plastics demand growth	Annual global middle class consumption growth	Annual global hydroprocessing catalysts demand growth

Well-positioned in high-value markets with sustainable growth drivers

Sources: IMF, PWC, IHS, EIA.gov, AIPMA and Plastindia, TATA Strategic Analysis, Brookings Institution, Grace internal estimates

Investor Day 2018 | 20

Investor Day 2018 | INVESTING IN OUR PORTFOLIO… High-return investments in growth capacity, technology, and operating excellence Specialty Catalysts: PP/PE catalysts capacity, matched with customer capacity investments and licensee start-up timing Materials Technologies: High-value silica capacity matched with customer investments and product development Refining Technologies: Catalysts for petchem feedstocks and cleaner fuels matched with customer capacity investments Technology: R&D for high-value resins, max propylene, resid upgrading, cleaner fuels, high-value silica, and pharma fine chemicals Operating Excellence: Investments in Grace Manufacturing System, improved process controls, manufacturing performance, and productivity 21 …To accelerate growth and extend our competitive advantages  Most organic growth  Reinvesting >40% of cash flow in growth and productivity  Medium organic growth  Reinvesting >30% of cash flow in growth and productivity  Less organic growth  Reinvesting <30% of cash flow in growth and productivity Materials Technologies Specialty Catalysts Refining Technologies

CONNECTED BUSINESSES THROUGH MATERIALS SCIENCE

GRACE



Catalysts Technologies
Materials Technologies
Basic Science
Applications
Fluid Cracking Catalysts
Methanol-to-Olefin Catalysts
Single-site Catalysts
Polypropylene Catalysts
Environmental
Fixed Bed
Ebullating Bed
Ziegler-Natta Catalysts
Light Olefins
Chromium Catalysts
FCC Additives
Refining Catalysts
Hydroprocessing Catalysts
Distillate
Hydrocracking
Polyolefin Catalysts
Organometallic Components
UNIPOL® Licensing
Organic Chemicals
MgCl$_2$
Silica
Silica Alumina
Alumina
Raney Metal
Molecular Sieve Adsorbents
Coatings Additives
Materials Technologies
Chemical Catalysts
Catalysts Carriers
Hydrogenation Catalysts
BioPharma
Pharmaceutical Intermediates
Reinforcement / Binder Agents
Chromatography Products
Surface Modifiers
Zeolite Catalysts
Food/Beverage/Personal Care Processing Aids

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Investor Day 2018 | ht tp :// co rp or at e. ex xo nm ob il. co m /e n/ en er gy /e ne rg y- ou tlo ok /c ha rt s- 20 17 /g lo ba l-t ra ns po rta tio n- en er gy -m ix -e vo lv es WHEN WILL TRANSPORTATION FUELS PEAK?  Car ownership increases in non-OECD countries  Motorcycles offer lower-cost entry point to personal mobility  OECD fleet grows but cars per 1,000 people increases by only 10%  Gasoline demand flattens with improvements in new-car fuel economy, electric vehicles  Diesel demand grows 30% to meet trucking, marine needs  Jet fuel, natural gas, and biofuels grow significantly in select sectors ―By 2035, 1.8 million barrels per day of global oil demand will be displaced by EVs, less than 2% of total oil demand‖ By 2040... 23 Global fleet to grow about 80% to ~1.8 billion vehicles Electric vehicles could reach 15% of the fleet Electric vehicles penetrate small, mid-size and hybrid segments Sources: Wood Mackenzie – ―Electric Vehicles: On the verge of an EV revolution?‖ and ―The rise of the electric car: how will it impact oil, power and metals?‖ Exxon – ―November 2017 Investor Deck‖ ht tp :// ph x. co rp or at e- ir. ne t/E xt er na l.F ile ?i te m =U G F yZ W 50 S U Q 9M jk 0O D g3 fE N oa W xk S U Q 9L T F 8V H lw Z T 0z & t= 1& cb =6 35 81 55 75 38 70 02 47 8 Refiners shifting FCC unit output to petrochemical feedstocks

FCC UNITS REMAIN CORE TO REFINERIES

GRACE

- Shift from fuels to propylene underway for many years
  - Requires higher-value FCC catalyst, especially when processing low quality crudes
- FCC units are generally the most flexible and profitable units in the refinery
- Refiners continue to invest in FCC units
  - Significant growth in FCC capacity in last 5 years
  - Announced investments continue to add capacity

Gasoline Producing Unit (% of total pool)	FCC (40%)	Reformer (25%)	Alkylation (10%)	Isomerization (5%)	Hydrocracker (10%)	Straight Run (10%)
Highest value gasoline source (rank order, #1 best)	1	2	2	4	4	6
Margin uplift	+ +	+	+	+	+	-
Flexibility to process low-cost / difficult feedstocks	+ +	-	- -	- -	+	- -
Octane value / Blending flexibility	+	+ + +	+ +	+	- -	- -
Olefins for petrochemical feedstocks	+ +	- -	- -	- -	- -	- -
Upgrade residual and heavy products to transportation fuels	+ +	- -	- -	- -	+	- -
Ability to switch between gasoline and diesel	+ +	- -	- -	- -	+	- -

+++ very advantaged ++ more advantaged + advantaged - less advantaged - - least advantaged

FCC units will produce $ billions in value to and through the peak

Investor Day 2018 | 24

Investor Day 2018 | HIGH-PERFORMANCE CULTURE ALIGNED WITH GVM 25 [CATEGORY NAME] [CATEGORY NAME] [CATEGORY NAME] [CATEGORY NAME] [CATEGORY NAME] [CATEGORY NAME] [CATEGORY NAME] [CATEGORY NAME] Grace Talent Management Model Grace Leadership Behaviors Great talent, focused on customers Grace leaders are game changers – at all levels of the organization. We put customers first, company second, and ourselves third Deliver Results Clear thinking and decision making required given strong strategic position and top quartile returns Think Critically Communicate Team-oriented, transparent approach with customers, employees, investors, and others Engage Committed, action-oriented approach to all we do. Continuous improvement mindset Collaborative, rewarding environment for great people to thrive Be Authentic

Investor Day 2018 | INTRODUCING THE GRACE VALUE MODEL (GVM) Our tightly aligned business model delivers value for customers, investors and employees 26 At the company level, we focus on portfolio, strategic position, and capital allocation  We invest to grow our businesses, improve our strategic position, and maintain our high ROIC At the business level, we focus on customers, innovation, growth, and profitability  Our customer-focused, solutions-oriented approach to innovation is a competitive advantage  Value selling is the core of our commercial approach  The Grace Manufacturing System is the foundation of our operating excellence strategy  Integrated Business Management aligns our core processes Great talent and our high-performance culture are competitive advantages  We invest in great people to strengthen our high-performance culture

Investor Day 2018 | GVM MATURITY 27 Strong foundation with significant runway of opportunity Strong Strategic Position Focused Portfolio Disciplined Capital Allocation Customer-driven Innovation Commercial Excellence Operating Excellence Early Stage More Mature

Investor Day 2018 | GRACE ADJUSTED GROSS MARGIN PERFORMANCE 28 Gross margins key to investment returns: balancing profitability, growth reinvestment Improved gross margin reflects many levers we manage:  Technology improvements in core catalysts and materials products  Improved value selling and pricing  Business and product mix; shift to higher value, more differentiated technologies  Portfolio management (acquisitions and divestitures)  Investments in commercial and manufacturing excellence  Manufacturing and supply chain productivity; continuous improvement  Raw material and energy cost cycle 2016: Strong margins  Very strong business, product and customer mix  Deflationary environment added 2 points to margins 2017: Inflation accelerates  Business, product and customer mix not as strong  Manufacturing performance cost 1 point of margin  Inflation accelerates in second half 2018: Improvement resumes  Better business, product and customer mix  Improved value selling, pricing and productivity begin to mitigate inflation 0% 10% 20% 30% 40% 50% 2008 2013 2016 2017 2018E Ad ju s te d G ro s s M ar g in %

Investor Day 2018 |  Add new best practices in quality, process control, maintenance and performance to build on mature Lean Six Sigma capabilities  $10-$20M of high-return investments in GMS – Extends competitive advantages – Improves cost position  Investing in high-return growth capital over three years to add ~$250M in sales by 2021 MANUFACTURING EXCELLENCE 29 Success measured in safety, quality, delivery, growth, cost position Capital – Investing to accelerate growth and improve cost position Industry Best Practices Grace Manufacturing System (GMS) – The foundation for all 5 pillars Customer- focused Quality Strategy Top Quartile Mfg. Performance (OEE) Cost Position Plant Performance Quality People EHSS Strong Talent at All Levels No One Hurt Improved Cost Position

CASE STUDY: MANUFACTURING EXCELLENCE

GRACE

Challenge

Finished product quality and production efficiency strongly linked to intermediates quality

Manual controls, outdated sensor technology, and inconsistent operation limited process capability

Opportunity to invest in process capability to improve product quality and efficiencies

Solution

Upgraded Process Controls and Standardized Operation

Results

Improved product quality and consistency

Lowered raw material and energy costs

Increased Throughput

$3 million investment, 2 year payback


Before Investment
After Investment
✓ Reduced variation
✓ Much higher performance
Output variable
Input variable before improvement
Output variable
Input variable after improvement

Attractive, high-return investment opportunities

Investor Day 2018 | 30

Investor Day 2018 | THOUGHTFUL DISCIPLINED M&A APPROACH 31 Active pipeline for strategic acquisitions will continue to create value Target Profile and Strategic Fit Expands technology, R&D and/or commercial capabilities Leading market positions to accelerate growth Attractive sales and earnings profiles Enhances and/or leverages manufacturing capabilities Synergy Highly synergistic Returns focused on cost and capital savings Leverage existing global infrastructure Sales / commercial synergy – all upside Returns Returns > risk-adjusted hurdle rate Strong ROIC EPS accretive

Investor Day 2018 | REAFFIRMING 2016-2021 FINANCIAL FRAMEWORK 32 Long-term outlook reinforces investment thesis Total Sales CAGR Adj. EBITDA CAGR Adj. EPS CAGR Adj. FCF 6%-8% 4%-6% 6%-8% >10% >$1B Over 5 Years  Framework reflects targeted investments to accelerate growth across our portfolio  Double-digit average Adj. EPS growth  Grow dividends faster than Adj. EPS growth  Strong free cash flow available for acquisitions and return to shareholders Organic Sales CAGR

Investor Day 2018 | KEY TAKEAWAYS Strong strategic position; well-positioned for growth Grace Value Model focused on creating value Investing in operating excellence; long runway of opportunity Attractive financial framework for growth, earnings, and cash 33

Specialty Catalysts Al Beninati President, Specialty Catalysts

Investor Day 2018 | Highly-experienced and disciplined leadership team driving robust pipeline of organic and inorganic opportunity 2 Deepening customer-centric approach through best-in-class technical expertise and superior manufacturing know-how 3 Linked with the winners who are investing and growing faster than the market 5 Emerging market expansion opportunities and strong licensing revenue driving above-market growth 4 KEY MESSAGES 35 Investments of well over $1B have built a global leader in specialty catalysts with broad, highly-differentiated product portfolio 1

Investor Day 2018 | 0 0.2 0.4 0.6 0.8 1 1.2 1.4 1.6 OVER $1B IN STRATEGIC PP AND PE ACQUISITIONS 36 PP Catalysts  Delivered on revenue and synergies of all deal models  4x increase in revenue and margin since 2006 Acquired Borealis Ziegler-Natta tech for PE and PP catalysts Acquired manufacturing capacity for PP catalysts and specialty catalyst components Acquired Single-site and PP catalyst production capacity $500M Acquired UNIPOL® PP catalyst and licensing business from Dow $250M Acquired LYNX® and Polyolefins catalyst business from BASF $416M Planned acquisition of Albemarle Polyolefins catalyst business Ziegler-Natta Single-site PE PP PP Licensing PE Catalysts PP Licensing 2016 2018 2013 2011 2006 2002 Technology Leader Strong Position Developing Position Advancing Position A d d ress a b le M a rke t

Investor Day 2018 | SPECIALTY CATALYSTS SNAPSHOT 37 Sales 1 $518M Adj. Gross Margin 1, 2 41% Adj. EBITDA Margin 1, 2 38% Applications  High pressure pipe  Geomembranes  Food packaging  Automotive parts  Medical devices  Textiles Key Customers  Global and national petrochemical companies  Plastic resin producers 2017 Sales 1 FY 2017 2 Margins are as reported for total Catalysts Business Segment 45% 9% 5% 41% By Product PP Catalysts PE Catalysts Chemical Catalysts Process Licensing Polyolefin Catalysts Process Licensing Chemical Catalysts End Products 26% 20% 42% 12% By Region China & India EMEA Americas Rest of Asia * Definitions of non-GAAP financial terms and reconciliations to the closest GAAP term are provided in the Appendix

BREADTH OF TECHNOLOGY

GRACE

	Polyethylene Catalysts	Polypropylene Catalysts	Process Licensing	Chemical Catalysts
Overview	Used in the production of polyethylene (PE) and polypropylene (PP) thermoplastic resins to enhance wide range of industrial and consumer end-use applications		Provides licensees with a proven capability to manufacture PP products for a broad array of end-use applications	Used in a variety of petrochemical chain conversions and fine chemical production
Brands	MAGNAPORE® SYLOPOL® LYNX®	CONSISTA® POLYTRAK® SHAC® HYAMPP® LYNX®	UNIPOL® PP Process Technology UNIPPAC® Process Control	RANEY® DAVICAT®
Market-Leading Positions	★ PE Catalyst ★ PE Catalyst Supports ★ Custom Catalyst Production	★ PP Catalyst ★ PP Advanced Donors ★ Custom Catalyst Production	★ PP Process Technology Licensing ★ Advanced Process Control Technology	○ Chemical Catalysts ○ Hydrogenation Catalyst ○ Catalyst Supports ○ Custom Catalysts

★ Technology Leader ○ Developing Position

Investor Day 2018 | 38

Investor Day 2018 | STRENGTHS AND SUSTAINABLE COMPETITIVE ADVANTAGES 39 Strong relationships with customers in high-growth end markets One of the broadest, highly- differentiated product portfolios Licensing and catalysts technologies Deep manufacturing expertise Comprehensive product analysis CORE STRENGTHS SUSTAINABLE ADVANTAGES Ability to develop and optimize catalyst properties for any application Flexible assets to scale-up and produce customers’ custom catalysts Modeling and testing capability to improve throughput and resin properties Trusted advisor for joint development and custom solutions

Investor Day 2018 | CAPITALIZING ON FAVORABLE TRENDS 40 New product solutions enabling polyolefins to meet global trends and needs 1 Source IHS Markit Secular Theme Trends Grace Solutions Emerging Economies  Emerging middle class with demand for consumer products  Expanding local capabilities through global partners to meet growing per capita demand  Enable production of materials essential to the products of everyday life  Portfolio of solutions PE/PP/CC to enable regional leaders to grow and succeed  Licensing for new projects Global Demand for Plastics  Replacing traditional materials, such as metal, wood and glass, to improve strength, reduce weight, and extend life of end use applications  Prefer lighter, stronger, and cleaner materials that are sustainable  Catalysts for advanced PE and PP resins allowing down-gauging and new applications  Catalysts for PE and PP resins with increased stiffness, durability, and temperature tolerance -10 0 10 20 30 40 50 60 70 80 90 -10 0 10 20 30 40 50 60 India Indonesia Brazil China S. Korea EU U.S. Japan GDP Per Capita, Million Metric Tons Polyolefin Demand & GDP Polyolefin Per Capita (KG) 1 Low High L o w Hig h C O M P L E X IT Y MARGIN

Investor Day 2018 | TOTAL ADDRESSABLE MARKET 41 Investing to achieve highest growth potential in attractive end markets Catalyst Market Size 5-year Industry CAGR (2016-2021) PP1 $0.8B 5-6% PE1 $0.7B 4-5% PE and PP Licensing1 $0.3B 5-6% Chemical Catalysts2 $2.2B 3-5% Other Polymer and Chemical Catalysts3 $7B 2-4% Syngas $0.7B Oxidation $0.6B Hydrogenation $0.6B Dehydrogenation $0.3B PP Catalysts $0.8B PE Catalysts $0.7B Process Licensing $0.3B $1.8B Polyolefin Catalysts $2.2B Chemical Catalysts $4B Market 1 Market Size and CAGRs are based upon IHS and Grace internal estimates 2 The Catalyst Group 3 Grace does not directly address these markets today

Investor Day 2018 | Win with the PE winners 3 Penetrate chemical catalyst adjacencies 4 Extend PP catalyst technology coverage 2 SPECIALTY CATALYST STRATEGIC INITIATIVES Drive PP licensing and catalyst synergy 1 42

Investor Day 2018 | EACH LICENSEE IS A LONG-TERM CATALYST CUSTOMER 43 1 IHS and Grace internal estimates  Consistent 5-6% industry growth drives 6-8 new plant builds per year  Average new plant start-up adds an average of $5-7M of additional catalysts sales per year  Innovation and technical service secures long-term catalyst supply post start-up  High win rates are achieved through UNIPOL® competitive advantages  Product slate ranges from simple homo-polymers to complex impact co-polymers  Design improvements are continuously updated based upon customer drivers 7 8 6 6 7 8 -12.0 -7.0 -2.0 3.0 8.0 $0 $50 $100 $150 $200 $250 $300 2016 2017 2018 2019 2020 2021 Ca ta lys t W ea lth ($ M US D) PP Catalyst Wealth and Plant Requirements Incremental Catalyst Wealth ($) Cummulative Catalyst Wealth ($) New plants at 450 kton PP Catalyst Wealth and Plant Requirements 1 Simplest. Reliable. Easy to Operate. System Simplicity Low Investment (plant ISBL capital)* Cost of Production* Easy, Flexible & Robust Operation Overall Product Capacity Inherently Safe & Enviro mentally Sound * From : NexantThinking™ ―POPS PolyOlefins Global Technology Analysis Report,‖ Tables 50-59, published Oct. 2016, with the permission of Nexant Inc. Peer A Peer B Peer C GRACE

UNIQUELY POSITIONED IN PP CATALYSTS

GRACE

Winning with UNIPOL® PP catalyst solutions

- Multi-generational product map for higher performance resin targets
- R&D and PP resin expertise for value-added random and impact copolymers
- Experienced technical service to advise and support catalyst use by licensees
- Combined solution of catalyst and donor to capture benefits of UNIPOL® PP and UNIPPAC® platform

Winning across all PP process platforms

- Commercial platforms for organic growth and technology synergies from legacy Grace, plus Dow and BASF acquisitions
- Demonstrated success scaling up technologies to work in each PP process platform
- Custom catalyst production for industry-leading PP producers with global Grace manufacturing
- Experienced R&D, PP resin pilot plant, and technical service for catalyst development and resin applications

UNIPOL® PP Catalyst Multi-Generation Product Plan


Product Features/ Value $
Future
Ultra high purity resins
CONSISTA®
High performance internal donor
Translating to other catalyst recipes
SHAC® HT
Drop-in high throughput catalyst
Translated from broad portfolio
SHAC®
Today
Future

3rd Party	**Growing position with new high-performance catalysts**
Licensor Captive	**UNIPOL® PP technology with superior process and catalyst technology**
Licensor Partner	**Grace is attractive partner for custom catalysts for other licensors**
PP Producer- Custom	**Partner with leading PP producers with their own proprietary catalysts**

Well-positioned with broad catalyst technology platform

Investor Day 2018 | 44

Investor Day 2018 | Solution R&D teams collaborated to develop resin grades in Grace pilot plant with industry-leading CONSISTA® catalyst Technical Service team demonstrated technology in client’s commercial unit using UNIPPAC® control system Positioned customer to enter fast-growing automotive market in Asia Pacific by expanding their product portfolio Results Challenge Asia Pacific licensee sought to upgrade value of their PP resin portfolio to improve profitability Customer strategy was to expand from pipe grades to higher-value grades for automotive applications Customer increased the revenue from their plant by over $10M upon converting 50% of their resins to automotive grades CASE STUDY: UNIPOL® PP SOLUTIONS DELIVERING VALUE 45 Delivering value with technology/catalyst expertise and strong service

Investor Day 2018 | Solution R&D team developed LYNX® catalyst and donor solution to replace discontinued catalyst with no operational issues With close technical support, customer successfully demonstrated the technology on their commercial reactor Customer was able to continue production of high-value resin Results Challenge Asia Pacific customer looking to replace PP catalyst due to alternative supplier discontinuation Required new catalyst to make same high-value PP copolymer but avoid reactor operation issues observed in prior trials Improved operability led to $2M annual cost savings Enabled potential for $2M in additional value-added resin sales CASE STUDY: PP CATALYST TECHNOLOGY DELIVERING VALUE 46 Broad portfolio of solutions that can be applied to all PP process technologies

Investor Day 2018 | ACCELERATE POLYETHYLENE GROWTH  Well-positioned to serve all PE process technologies – Portfolio of PE catalysts: chromium, Ziegler-Natta, and single-site options  Sales growth through strong corporate account relationships with the PE winners – Grow at or above industry growth rates of 4-5% – Serving the Gulf Coast expansion with several innovative custom catalysts  Accelerating additional growth through single-site catalysts – SSC PE resins offer high value, differentiated performance for our customers’ customers – Segment growth of 2-3x traditional PE market – Pending acquisition of polyolefins catalysts business will move Grace from a participant to an industry leader 47 PE catalyst technologies aligned with market drivers and leaders - 2 4 6 8 Linear Low Density PE High Density PE T on s - M illion s Global SSC PE Consumption1 2013 2015 2018 2021 11% CAGR 14% CAGR 1 Source: IHS Markit Global PE Capacity Growth Rate

ANNOUNCED SSC ACQUISITION AND INTEGRATION UPDATE

GRACE

Accelerates Grace's single-site catalyst strategy in polyethylene

- Fastest growing PE segment—high single-digit 5-year CAGR driven by sophisticated resin applications
- Advances Grace's position in finished catalysts

Strong portfolio of polyolefin catalysts and components

- Finished catalysts, including custom catalysts, proprietary single-site catalysts, and Ziegler-Natta catalysts (ZN)
- Activators (MAO and organoborons)
- Metallocenes

Sound financials

- ~3x reduction to acquisition multiple from cost and capital synergies
- Accretive to EPS (minimally in 2018, fully in 2019)

Disciplined integration

- Integration on track for seamless transition at close
- Targeted to close at end of Q1

Two manufacturing sites


Yeosu,
South Korea


Baton Rouge,
Louisiana
USA

Quadruples Grace's current position in single-site catalysts

Investor Day 2018 | 48

Investor Day 2018 | Solution • Grace’s technical team collaborated with the customer’s operations team to conduct a root cause analysis • Grace produced a custom, proprietary, single-site catalyst that addressed performance issues • A cross-functional Grace team also improved catalyst production and the customer’s catalyst handling processes Customer generated $4M+ in annual operational savings due to improved catalyst performance Results Challenge The catalyst being used by one of the PE winners was creating operational issues and reactor shutdowns Deepened Grace’s relationship with the customer CASE STUDY: CUSTOM PE CATALYSTS DELIVERING VALUE 49 Enabling customers with high-quality commercial supply of complex catalysts

Investor Day 2018 | 0 0.5 1 1.5 2 2.5CHEMICAL CATALYST GROWTH STRATEGY 50 Background  Specialized and niche solutions  Portfolio currently RANEY® and DAVICAT® products  Highly-fragmented catalyst market with global and local competitors Growth Strategy  Expand capabilities organically in existing and adjacent markets  Targeted M&A to open additional adjacencies and add capabilities  Expand relationships with targeted customers  Additional opportunities – Custom catalyst solutions and licensing – Broader collaboration with market leaders PE Catalyst PP Catalyst ~$2.2B Market ChemCat Syngas $0.7B Oxidation $0.6B Hydrogenation $0.6B Dehydrogenation $0.3B Developing Position Advancing Position 2018 2002 PP Licensing 2013

Investor Day 2018 | KEY TAKEAWAYS 51 Strengthened business; now optimizing comprehensive product portfolio to exceed industry growth rates Deepening penetration with blue-chip customers and in emerging geographies Licensing business in growth cycle with significant pull-through catalyst demand Leveraging polyolefin catalyst/licensing expertise and business model to grow chemical catalysts Successful track record of consistently realizing acquisition-related commercial and cost synergies

Questions & Answers

Break

Materials Technologies Sandra Wisniewski President, Materials Technologies

Investor Day 2018 | Serving diverse customers in high-value niche markets; enhancing customers’ product differentiation and sustainability 2 Pivoting to accelerated growth through continued product innovation and M&A 4 70% of the portfolio is comprised of functional or unique additives; 30% supports critical processing efficiencies 3 KEY MESSAGES 55 Recognized brands in a broad product portfolio unmatched by any single manufacturer 1

Investor Day 2018 | Consumer/ Pharma MATERIALS TECHNOLOGIES SNAPSHOT 56 38% 34% 23% 5% By Region 37% 34% 29% By End Market W. Europe N. America Developed Asia Chemical Process Sales 1 $440M Adj. Gross Margin 1 38% Adj. EBITDA Margin 1 27% Key Customers  Pharmaceutical companies  Consumer products manufacturers  Industrial chemical manufacturers  Petrochemical and natural gas producers  Plastic resin and film manufacturers  Tire and rubber manufacturers  Paint and coatings companies Applications  Pharmaceutical intermediates  Excipients and chromatography  Consumer products additives and processing aids  Environmental catalysts  Gas and petrochemical processing  Plastics and rubber additives  Coatings additives  Paint additives  Digital media 1 FY 2017 Note: color coding within ―key customers‖ and ―applications‖ correlates to ―By End Market‖ pie graph colors * Definitions of non-GAAP financial terms and reconciliations to the closest GAAP term are provided in the Appendix Coatings Chemical Process Consumer/Pharma Applications 2017 Sales Emerging Regions Coatings

Investor Day 2018 | BREADTH OF TECHNOLOGY 57 Consumer/Pharma Chemical Process Coatings Overview Specialized materials used as additives and intermediates for pharmaceuticals, nutraceuticals, beer, toothpaste, food, and cosmetic segments Functional materials for use in plastics, rubber, tire, metal casting, and adsorbent products for petrochemical and natural gas applications Functional additives for wood and architectural coatings that provide surface effects and corrosion protection for metal substrates Primary Brands SYLODENT® • SYLOID®FP SIDENT® • SYLOID® XDP PERKASIL® • SILSOL™ TRISYL® • VYDAC® DARACLAR® • DAVISIL® LUDOX® • SYLOSIV® SYLOBEAD® • SYLOBLOC® PHONOSORB® • PERKASIL® SYLOID® • SYLOWHITE™ SHIELDEX® • LUDOX® SYLOSIV® • SYLOJET® Application Grace brands are well established and highly trusted

HIGH VALUE, NICHE USES

GRACE




Kitchen
Coatings, Paint
Matting Agents
Plastics
Antiblock, Adsorbents
Windows
Desiccants
Appliances
Anticorrosives
Foods
Anticaking
Beer
Stabilizers
Vegetable Oil
Purification
Natural Gas
Adsorbents
Washroom
Toothpaste
Whitening Agents
Cosmetics
Thickeners, Exfoliants
Nutraceuticals
Pharmaceuticals
Excipients, Drug Delivery, Fine Chemicals
Garage
Tires / Rubber
Reinforcing Agents
Emission Control
Binders
Fuels
Adsorbents
Biofuels
Adsorbents, Purification

Grace materials are in products all around us

Over 3,000 customers

Linked by silica material science expertise

Investor Day 2018 | 58

Investor Day 2018 | GRACE IN PHARMA Chromatography Resins  VYDAC® for protein and peptide purification  DAVISIL® for small and large molecules  Experienced technical support Formulation Excipients and Drug Delivery  SYLOID® FP Silica – trusted in formulations for 50+ years  Industry-leading quality standards (IPEA-GMP)  Innovative carrier and drug delivery technologies A Range of Solutions for Pharma Customers Grace is committed to consistently delivering high-quality products to our customers and is well-equipped to meet the stringent regulatory demands in the pharmaceutical industry. 59 Pharmaceutical Intermediates and API  Custom manufacturing  Kilos to tons cGMP production  Strong collaborative working relationships Support key points in the pharma value chain

Investor Day 2018 | STRENGTHS AND SUSTAINABLE COMPETITIVE ADVANTAGES 60 CORE STRENGTHS Strong brand recognition Comprehensive product offering Established market position Deep applications knowledge SUSTAINABLE ADVANTAGES Proven innovation in material sciences Balanced portfolio spanning a broad range of specialty applications Global footprint to support regional customer requirements

Investor Day 2018 | Aging population drives rising healthcare spend Growing middle class increases household income and drives quality of life products Expanded middle class drives increased need for durable goods MARKET GROWTH DRIVERS 61 Demographics Grace Offering Clean air regulations drive implementation of emission control technologies Tightening VOC regulations require new coatings solutions Corporate paradigm shifts to reduce environmental footprint and improve sustainability Stricter Environmental and Regulatory Policies Changing Customer Requirements Improved visual appeal in food packaging More effective cleaning with reduced abrasive qualities for sensitive teeth High fuel efficiency in automobiles New product solutions enabling our customers to capitalize on global trends and needs

Investor Day 2018 | TOTAL ADDRESSABLE MARKET 62 Growing and attractive addressable markets Market Size 5-year Industry CAGR (2016-2021) Consumer/Pharma1 $5B 5-8% Chemical Process2 $4B 3-4% Coatings3 $1B 2-4% $10B Market 1 Freedonia, BCC Research and Grace estimates 2 IHS Chemical, Freedonia and Grace estimates 3 Freedonia and Grace estimates

Investor Day 2018 | Implementing operating excellence initiatives 3 Focusing on strategic M&A 4 Advancing commercial excellence 2 MATERIALS TECHNOLOGIES STRATEGIC INITIATIVES Increasing investment in innovation 1 63

INCREASING INVESTMENT IN INNOVATION

GRACE

Grace invented silica gel in 1921 and our innovation continues today…

2000

Acquired LUDOX® colloidal silica from DuPont
2000



Acquired VYDAC® assets Chromatographic silica technology
2001



Introduced SYLOID® RAD matting agent
2001



Acquired precipitated silica business from Akzo
2001



Introduced new specialty precipitated silica products
2007-2010



Acquired Synthetech for catalysts and fine chemicals
2010



Launched SILSOL® drug delivery technology concept
2010



Established JDA with Formac for drug delivery
2011



Introduced new SHIELDEX® anti-corrosive products
2011



Launched novel beer stabilizer DARACLAR® 9000HP
2015



Signed global license agreement with Bunge for TRISYL®
2016



Acquired licensing rights on Formac drug delivery patents
2017



Acquired specialty silica technologies from Evonik
2017





Today

Keys to Success

1. Agile innovation
2. Critical partnerships
3. Reinvigorate and reinvest in organic pipeline
4. Leverage material science roots
5. Focus on M&A to accelerate portfolio development

…Investing for future growth

Investor Day 2018 | 64

CASE STUDY: INNOVATION UNLOCKS VALUE

GRACE

Challenge: Major beer manufacturer was facing pressure to increase productivity and reduce their environmental footprint without impacting product quality.

Grace developed innovative beer stabilizer DARACLAR® 9000HP to address unmet need.

Impact: 31% Customer Savings


BEER

Customer Requirement

Environment | **Productivity** | **Health and Safety** | **Financial**

Solution:

DARACLAR® 9000HP Silica Delivered Value

Reduced Waste
- Reduced need for filtration aid
- Reduced solid waste
- Reduced water required to manufacture beer

Improved Efficiency
- Debottlenecked filtration step
- Added capacity without capital investment

Reduced Hazards
- Reduced need for hazardous filtration aid that poses health risks in manufacturing and the final product

Enhanced Value
- Increased cost for DARACLAR® 9000HP
- Reduced working capital
- Decreased total cost to manufacture beer

DARACLAR® 9000HP delivers productivity and sustainability value to customers

Investor Day 2018 | 65

Investor Day 2018 | ADVANCING COMMERCIAL EXCELLENCE 66 Commercial Excellence Marketing Channels Customer Sales Optimize Channels to Market  Direct and channel partners  Increased reach and coverage  Improved specialty segment access Implement Strategic Marketing Process  Disciplined approach to market development  Refined customer segmentation Focus on Customer Relationship Management  Leveraging SalesForce.com  Increased key account focus  Enforced pipeline rigor Invest in Sales Effectiveness  Building skills and capabilities  Refining design to align with strategy Deliver growth acceleration and value capture

CASE STUDY: STRATEGIC CUSTOMER PARTNERSHIP

GRACE

Challenge: Develop novel solutions to meet evolving product requirements for the consumer product market.

Exceeding customer needs led to deeper customer relationships and success.

2007 → **5x increase in sales over a decade** → **2017**

Requirement	Consumer Needs	Continuity and Performance	Collaborative R&D	Sustainable
Evolving Product	High Cleaning Silica	Thickening Silica	Engineered Silica	Exfoliating Silica
Solution:	▪ Met regional consumer demand for "good cleaning with low abrasion" ▪ Designed to meet consumer requirement for whitening without increasing sensitivity	▪ Solved manufacturing/ supply issue with previous supplier, enabling Grace to hold majority market share with company in EU	▪ Specifically developed a uniquely modified silicate that reduced tooth sensitivity	▪ Silicas are an environmentally friendly alternative to polyethylene microbeads

Moving from material supplier to strategic partner

Investor Day 2018 | 67

Investor Day 2018 | IMPLEMENTING MANUFACTURING EXCELLENCE INITIATIVES 68 Focus Areas Quality and Performance Capital Investments Goal  Best customer experience  Targeted investment to capture strong market demand Action Items  Customer-centric view of quality  Implement Grace Manufacturing System as a path to sustainable manufacturing excellence  Disciplined project execution  Invest in productivity for capacity increases and cost improvement Performance Metrics  Plants with GMS implemented  Improved cost position  Customer satisfaction  IRR > 20%  Deliver projects on time and on budget Sustained growth with improved cost position

Investor Day 2018 | FOCUSING ON STRATEGIC M&A 69 Strategy Growth Capacity  Platform-based view – Global silica capacity – Regional-specific capacity expansion Adjacencies  Business acceleration in known market segments or near adjacent technologies  Technology / end market-based view  Target multiple acquisitions to broaden portfolio Market Expansion  Support growth acceleration in target markets

Investor Day 2018 | KEY TAKEAWAYS Creating unique additives that enable customers to improve productivity and differentiate their offerings Leveraging material science prowess and technical services to deliver growth acceleration Unlocking further value through relentless focus on commercial and operating excellence Expanding the size of addressable market through robust set of organic and inorganic growth investments 70

Refining Technologies Tom Petti President, Refining Technologies

Investor Day 2018 | Investing in high-growth markets: petrochemical feeds, cleaner fuels, and converting low-value, heavy oil to high-value products 2 Driving operating excellence to improve efficiency through business planning processes, manufacturing cost and flexibility; still early innings 4 Maintain market leadership position with commercial excellence, including new product development, value selling, and technical service 3 KEY MESSAGES 72 Broad, highly-differentiated product portfolio built on research and technical service leadership directed at the most challenging customer problems 1

Investor Day 2018 | REFINING TECHNOLOGIES SNAPSHOT 73 36% 31% 19% 14% By Region 61% 39% By Product2 2017 Sales 1 FY 2017 2 Sales include deconsolidated ART joint venture 3 Margins are as reported for total Catalysts Business Segment FCC Catalysts Hydroprocessing Catalysts FCC Additives Products Hydroprocessing Catalysts (HPC) FCC North America Emerging Regions Western Europe Developed Asia Sales1, 2 $1.2B Adj. Gross Margin1, 3 41% Adj. EBITDA Margin1, 3 38% Applications Production of:  Transportation fuels (gasoline, diesel, jet fuel)  Petrochemical feeds (to make plastics)  Cleaner burning fuels Upgrading of low-value oil (resid) Key Customers Global refining industry *Definitions of non-GAAP financial terms and reconciliations to the closest GAAP term are provided in the Appendix

Investor Day 2018 | ART and CLG ADVANCED REFINING TECHNOLOGIES (ART) JOINT VENTURE 74  Grace holds 50% interest in joint venture formed in 2001  Leverages technology expertise, world-class R&D, global manufacturing footprint, and a complete portfolio of HPC to meet the clean fuels challenges of today’s refiners  ART established exclusive partnership with CLG to sell catalysts to CLG’s licensees – 2013: hydrocracking and lubes catalysts agreement – 2017: fixed bed resid and ebullating bed resid catalysts agreement  Enables Grace to streamline HPC supply and improve technical service for refining customers by establishing ART as single point of contact for HPC needs  CLG licensing growth outpaces the market, driven by combination of superior process and ART catalyst technology  Each new license pulls through recurring ART catalyst sales ART

BREADTH OF TECHNOLOGY

GRACE

	FCC Catalysts	FCC Additives	Hydroprocessing Catalysts (HPC)
Overview	Crack the hydrocarbon chains in distilled crude oil to produce transportation fuels, such as gasoline and diesel fuels, and feeds for production of petrochemicals	Used to reduce sulfur in gasoline, maximize propylene production, and reduce emissions of sulfur oxides, nitrogen oxides, and carbon monoxide from refinery FCC units	Marketed through ART JV with Chevron, used in process reactors to upgrade heavy oils into lighter, more useful products, enabling less expensive feedstock usage in the petroleum refining process and to produce products that meet more stringent environmental regulations
Brands	**MIDAS® • IMPACT® NEKTOR™ • GENESIS® ACHIEVE®**	**D-PRISM® • GSR® • SURCA® OLEFINSMAX® • OLEFINSULTRA® DESOX® • DENOX® • XNOX® • CP®P**	**ICR® • GR® • SMART • APART**
Market-leading Positions	★ FCC ○ MTO	★ FCC	★ Hydrocracking ★ Ebullating Bed Resid ★ Fixed Bed Resid ○ Distillate

★ Technology Leader ○ Developing Position

Investor Day 2018 | 75

THE LEADER IN THE INDUSTRY

GRACE



Competitive Landscape*
FCC & HPC
FCC Only
HPC Only
GRACE
Global Footprint
Note: size of bubble indicates approximate sales
Breadth of Portfolio

Grace Portfolio

- Broad range of FCC catalysts
- FCC olefin additives
- FCC environmental additives
- FCC gasoline sulfur reduction
- Methanol-to-Olefins (MTO) catalysts
- Hydrocracking HPC
- Fixed bed resid HPC
- Ebullating bed resid HPC
- Distillate HPC

Grace Footprint

Manufacturing	Commercial
U.S.	North America
Canada	Western Europe
Germany	Middle East
China	F.S.U.
Japan	India
Kuwait	S.E. Asia
UAE**	China

**Developing

Grace solves a broad range of global customer needs

*Industry reports and management estimates

Investor Day 2018 | 76

Investor Day 2018 | STRENGTHS AND SUSTAINABLE COMPETITIVE ADVANTAGES 77 Industry-leading applications expertise Research leadership and innovation Flexible, global manufacturing network Leading market positions with close customer relationships SUSTAINABLE ADVANTAGES Customized solutions through intense technical customer interactions Broad portfolio of FCC and HPC technologies to address wide range of customer needs Infrastructure plus commercial and technical resources close to customers Deep relationship with HPC process licensor provides catalyst sales pull-through CORE STRENGTHS

Investor Day 2018 | VALUE CREATION IN THE FCC UNIT 78 Customized catalyst design and high- level technical support are unique capabilities to fine- tune product yields and create value Often, margins can be increased by $0.50-$1.50/BBL FCC Unit 1 BBL Oil Feed $60/BBL Petrochemical Feed (Propylene, Butylene) Gasoline + Diesel + Jet Fuel Low Value Oil Total Product Value = $70/BBL $75/BBL $40/BBL $85/BBL 1 Assumes 100,000 BBL/day processed FCC image courtesy of TechnipFMC and used with permission Refiner’s Uplift Margin: $10 per barrel $365M annually1 FCC catalyst design can improve profitability by more than $10M/Yr.

VALUE CREATION THROUGH HYDROPROCESSING

GRACE

Hydroprocessing Unit

FCC Unit


FCC Feed
Products

Low Value Oil Feed:
High Sulfur (1-5%),
Nitrogen and/or
Metals
$10-40/BBL

Higher Value Oil:
Low Sulfur (<1%),
Low Nitrogen and
Metals
$50-75/BBL

Products	Percent Sulfur
Gasoline	0.001%
Diesel	0.001%
Marine	0.5%

ART catalyst systems and technical support allow refiners to process lower quality feeds and improve economics

Grace/ART solutions optimize across HPC and FCC

Low sulfur levels result in cleaner fuels

Investor Day 2018 | 79

Investor Day 2018 | TOTAL ADDRESSABLE MARKET 80 Very well-positioned for long-term shift in demand Market Size 5-year Industry CAGR (2016-2021) FCC Catalysts $2.5B 2-3% Fuels-driven 1-2% Petrochemicals-driven 3-5% Hydroprocessing Catalysts $2.5B 5-6% Light Feed 3-5% Heavy Feed 8-10% $5B Market Sources: Wood Mackenzie, Products Markets Tool, Jan 2018; The Catalyst Group Resources, Intelligence Report, May 2016, Grace internal estimates

GRACE

INVESTING TO CAPTURE GROWTH

	Market Growth		Strategy
FCC → Petrochemical Feeds	3-5%	▪ Demand driven by plastics and other petrochemical growth ▪ New catalyst development targeting propylene yields ▪ Demand outpaces growth of transportation fuels	Invest in products to maximize yield of petrochemical feeds
FCC → Gasoline + Diesel	1-2%	▪ Fuels demand driven by developing economies ▪ Flat-to-declining in OECD ▪ Demand predicted to peak between 2030-2050*	Maintain market leadership, focus on operating excellence
Hydroprocessing → Low Sulfur Products	5-6%	▪ Tightening gasoline and diesel regulations in developing world driving growth ▪ More stringent marine fuel sulfur requirements effective 2020 ▪ Resid feedstock processing growing fastest due to disappearing uses for high-sulfur heavy oil	Invest in clean fuels growth through ART JV





Shifting investments to capture higher growth segments

*Based on meta analysis of industry reports

Investor Day 2018 | 81

Investor Day 2018 | Focus on operating excellence to improve cost position and flexibility 4 Invest in clean fuels growth through ART JV 2 REFINING TECHNOLOGIES STRATEGIC INITIATIVES Invest in products to maximize yield of petrochemical feeds 1 82 Maintain market leadership position 2 3

MAXIMIZE YIELD OF PETROCHEMICAL FEEDS

GRACE

- **Continue to develop FCC catalyst technologies to further maximize yield of petrochemical feeds: propylene and butylene**
  - Introduced OlefinsUltra® MZ as an additive solution; highest propylene yield per pound
  - Developed catalyst systems for new FCC units designed specifically for maximum propylene
  - Developed GBA™ butylene selective catalysts and additives
- **Continue to build out technical service capabilities to offer high levels of expertise, particularly in emerging regions, to optimize unit performance**
- **Invest to further penetrate Methanol-to-Olefins (MTO) segment in China for ethylene and propylene production**
  - Adding R&D, sales, and technical service resources
  - Using MTO pilot plant capabilities to continue new product development and maintain technology edge



What is MTO?

MTO is a new FCC-like process to convert coal-derived methanol to petrochemical feeds (olefins)

The market has grown from 0 to 18 units in China since 2010, creating a $120M/Yr. MTO catalyst market opportunity

Expanding portfolio to capture higher market growth

Investor Day 2018 | 83

CASE STUDY[1]: MAXIMIZING YIELD OF PETROCHEMICAL FEEDS

GRACE

Challenge

Hellenic Petroleum modernized their refinery to process increased propylene downstream of FCC unit

Hellenic sought to improve profitability by producing more propylene and less low-value products in the FCC unit

Solution

Employed extensive R&D resources to screen potential catalyst solutions and model predicted performance in the Hellenic FCC unit

Zeroed in on latest resid upgrading FCC technology — MIDAS® — and highest activity additive for propylene production — OlefinsUltra® MZ

Worked closely with Hellenic operating team to set clear targets and ensure smooth transition to new catalyst and additive system

Results

Catalyst system decreased low-value product yields and substantially increased propylene production

Demonstrated value of $0.60/BBL plus credit for higher octane gasoline (~$22M/Yr.*)

*for a 100,000 BBL/day unit

Designing solutions to maximize customer profitability

[1] S. Kyriakou, et al. *Petroleum Technology Quarterly*, Q3 2017

Investor Day 2018 | 84

Investor Day 2018 | Solution Invented and commercialized a high-performing MTO catalyst through focused R&D, leveraging FCC knowledge Adapted Grace China-based manufacturing assets to produce the catalyst at a competitive cost position Conducted a smooth catalyst trial to demonstrate catalyst benefit while also providing premium technical service Delivered increased ethylene yield, reduced low-value byproducts, and decreased catalyst consumption and fouling Results Challenge Customer’s MTO unit was using a competitor’s catalyst Customer sought higher operating rates, increased ethylene yields, lower byproducts, and less downstream fouling Increased MTO unit profits by $16M/Yr. vs. competitive catalyst CASE STUDY: ALTERNATE ROUTE TO PETROCHEMICAL FEEDS 85 Leveraging FCC know-how to penetrate new petrochemical feed segment

Investor Day 2018 | INVEST IN CLEAN FUELS GROWTH THROUGH ART JV 86  Leveraging Chevron refining and R&D expertise to accelerate product development to maintain leading catalyst technology and technical support  Constructing a world-scale HPC plant in Lake Charles, LA, to meet customer and licensor demand  Extending Grace Value Model initiatives to ART – Improving cost position and product quality via Grace Manufacturing System – Deploying commercial excellence: strategic account planning and value selling  Optimizing customer portfolio to continue to improve profitability  Redesigning technical service and increasing headcount in close proximity to customers ART is well-positioned to capture clean fuels market opportunity

CASE STUDY: IMPROVING CLEAN FUEL ECONOMICS

GRACE

Challenge

Customer was using an ART catalyst to produce low-sulfur products

Customer sought to process heavier, higher-sulfur, and cheaper feedstocks to improve refinery profitability

Solution

Employed R&D pilot plant capabilities to develop a new hydroprocessing catalyst to meet customer objectives

Supported catalyst trial with high level of technical service

Results

New catalyst increased conversion and higher activity enabled reduced usage rates

Improved run lengths by limiting downstream fouling

Improved customer economics by $27M+/Yr.

Value ($M/Yr.)


189
9
21
[VALUE]
216
Improved Yields
Lower Cost Crude
Incremental Catalyst Spend

Aligned products and services with customer goals

Investor Day 2018 | 87

Investor Day 2018 | MAINTAIN MARKET LEADERSHIP POSITION 88  Technical service and R&D experts collaborate with refiners to develop customized solutions to address their biggest challenges – Using customer segmentation to direct R&D activities – Offered new line of catalysts to address increasing proportion of shale oil in North American crude – Developed ACHIEVE® 400 Gold to maximize profitability through higher octane yield  Focused on commercial excellence activities: strategic account planning and value selling – Invested in training for entire commercial organization and redesigned management systems – Improved FCC customer retention by 8%  Investing in a global team of FCC subject matter experts to provide intensive operational customer support Commercial excellence initiatives improve growth and profitability

Investor Day 2018 | FCC CATALYSTS PRICE TREND 89 Long history of FCC pricing and product reformulations to expand margins  FCC margins increased through a combination of: – Improved pricing in line with technology advancements – Product reformulations (changes to the product to deliver more customer value and capture more margin)  History of improving margin in changing environments – 2005-2008: Inflationary period before financial crisis – 2011: Chinese rare earth quotas resulted in hyper- inflation, which was passed through to customers  Customers continue to demand products that deliver high value – Heavy, low-value oil (resid) upgrading – Better ability to withstand contaminant metals in feeds – Higher and higher propylene yields – Environmental compliance  Backdrop of inflation in 2017-2018 – Support value selling and price negotiations with customers 0.8 1.0 1.2 1.4 1.6 1.8 2.0 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Pri c e I nde x (2005 Ba s e ) Inflationary Period Rare Earth Hyper-Inflation; Surcharges Deflationary Period Inflationary Period

Investor Day 2018 | MANUFACTURING EXCELLENCE 90 Improving cost position and flexibility  Investing in advanced process controls to modernize and drive productivity  Optimizing our global manufacturing footprint – Targeted investments to lower costs and increase proximity to high-growth regions – Increasing manufacturing flexibility to produce latest generation catalysts – Network production capacity to follow market growth  Redesigning our supply/demand planning using Integrated Business Management processes and practices  Driving improved plant performance via implementation of Grace Manufacturing System 2016 – 2021 Capacity Consistent with market growth Flexibility Proximity to Customers Product Cost Manufacturing Strategy

Investor Day 2018 | KEY TAKEAWAYS 91 Investing in technology to capture higher-growth segments: petrochemical feeds, clean fuels, and low-value oil processing Delivering strong growth in clean fuels from ART Joint Venture Strengthening business processes and lowering manufacturing costs to maintain market leadership position Optimizing product value through innovation and application expertise

Financial Overview Tom Blaser Senior Vice President and Chief Financial Officer

Investor Day 2018 | KEY MESSAGES 93 Maintain solid, flexible balance sheet through strong, consistent cash flow generation 2 Maximize long-term shareholder value 4 Deploy cash through disciplined capital allocation strategy, funding high-return capex and M&A, and returns to shareholders 3 Strong path to organic growth and profit improvement 1

Investor Day 2018 | THREE-YEAR FINANCIAL PERFORMANCE 94 $1.6 $1.6 $1.7 $0.4 $0.4 $0.5 2015 2016 2017 [VAL UE] 31% 31% 2015 2016 2017 Revenue ($B) Adj. EBITDA Margin ART Joint Venture Grace * Definitions of non-GAAP financial terms and reconciliations to the closest GAAP term are provided in the Appendix 3% 2-Yr CAGR 9% 2016-2017 + 100bps 2015-2017 Reported amounts for 2015 for Adj. EBTDA Margin and Adj. EPS adjusted to exclude the effect of discontinued operations accounting which included $38M of costs that have either been transferred to GCP or eliminated $2.0 $2.0 $2.2 [VAL UE] $3.10 $3.40 2015 2016 2017 Adj. EPS +16% 2-Year CAGR 10% 2016-2017

Investor Day 2018 | PEER PROFITABILITY COMPARISON 95 Top quartile specialty chemical and materials business Source: Capital IQ data for peers as of 2/20/18; Grace margins based on FY2017A 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% C G D H A B E K I W.R. Grace J F TTM Gross Margin 0% 5% 10% 15% 20% 25% 30% A B C D E F G H I J K W.R. Grace TTM EBIT Margin Grace Grace Peers Peers

Investor Day 2018 | STRONG CASH GENERATOR 96 5.5 5.2 5.6 2015 2016 2017 Adj. FCF ($M) 3% 2-Year CAGR Working Capital Turns 257 236 274 2015 2016 2017 * Definitions of non-GAAP financial terms and reconciliations to the closest GAAP term are provided in the Appendix 2015 2016 2017 2018E Cash Tax Rate Adj ETR Low Cash Tax Rate Strong Margins, well managed Working Capital and Capex low Cash Taxes to 2026 36% 34% 32% 27% Avg. Cash Tax Rate ~15%

Investor Day 2018 | U.S. TAX REFORM 97 U.S. tax reform extends favorable low cash taxes to 2026  U.S. tax reform enables greater competitiveness through lower U.S. tax rate, incentives for investment and global mobility of cash  4Q17 provisional charge of $143 million − Includes repatriation tax, write-down of U.S. deferred assets and implementation of territorial tax system − Represents provisional estimate. Subject to adjustment in 2018  Enables use of our strong global balance sheet to fund growth and achieve capital allocation priorities more efficiently  Impacts incorporated into our 2018 outlook − Adjusted ETR 27%-28%, excluding incremental anti-base erosion tax due to NOLs − Our low cash tax rate of 12%-15% extended by 2 years to 2026 *Definitions of non-GAAP financial terms and reconciliations to the closest GAAP term are provided in the Appendix

Investor Day 2018 | DISCIPLINED CAPITAL ALLOCATION 98 Dividends Share Repurchases  ~8-10% of sales  Our highest return opportunities  Typical returns 20-30% IRR on growth/productivity capex  Bolt-on acquisitions  Typical returns >20% IRR Capital Investments Acquisitions  Target 2.0–3.0x Net Leverage  Growth rate > earnings growth  Programmatic with flexibility to be opportunistic Reinvest in the Business Maintain Target Net Leverage Return Cash to Shareholders Strong Cash Flows

CAPITAL ALLOCATION HISTORY AND PRIORITIES

GRACE

2016 & 2017
~$960M


Acquisitions
26%
Capex and
R&D
Investments
37%
Share Buybacks
27%
Dividends
10%

2-Year Average Net Leverage 2.8x
Adj. EBIT ROIC 24%

2-Year Performance

Capital and R&D Investments	▪ Capex ~$250M; ~8% of sales ▪ ~40% growth projects…increasing capacity ▪ R&D ~$100M, or ~3% of sales
Acquisitions	▪ BASF polyolefin catalysts business (SC) ▪ Evonik silica product line (MT) ▪ Huber de-foamer product line (MT) ▪ Announced Single Site Catalyst acquisition (SC)
Dividends and Share Buybacks	▪ 2-year average return of cash to shareholders 69% of AFCF ▪ Dividend payout of $93M ▪ Share repurchase of $260M

Actions aligned with capital allocation model while staying true to leverage intent

Investor Day 2018 | 99

Investor Day 2018 | CAPITAL INVESTMENT 2017 – 20211 100  We invest where the growth is, leveraging our existing global manufacturing footprint  We time our investments with customer demand growth and investments  Refining Technologies: catalysts manufacturing in the Middle East provides first-mover advantage in developing markets with low-cost capacity  Specialty Catalysts: U.S. PP catalyst expansion; global manufacturing footprint optimization  Materials Technologies: manufacturing network capacity expansion  ART JV: significant U.S. expansion in hydroprocessing Capital Investment Highlights 1 Amounts exclude ART JV capacity expansion funded through the joint venture. $0 $50 $100 $150 $200 $250 2017 2018 2019 2020 2021 Growth and Productivity Maintenance and Infrastructure Growth investments generate ~$250M in revenue growth by 2021

Investor Day 2018 | THOUGHTFUL DISCIPLINED M&A APPROACH 101 Active pipeline for strategic acquisitions will continue to create value Target Profile and Strategic Fit Expands technology, R&D and/or commercial capabilities Leading market positions to accelerate growth Attractive sales and earnings profiles Enhances and/or leverages manufacturing capabilities Synergy Highly synergistic Returns focused on cost and capital savings Leverage existing global infrastructure Sales / commercial synergy – all upside Returns Returns > risk-adjusted hurdle rate Strong ROIC EPS accretive

Investor Day 2018 | M&A SCORECARD 102 M&A Filters UNIPOL PP® (Dow) LYNX® (BASF) Polyolefin Catalysts and Components (Albemarle) 2013 2016 2018E Growth/Profitability High growth; Good margins Growth opportunity; Low asset utilization High growth; Good margins Synergies 4x EBITDA 4x EBITDA 3x EBITDA Commercial Fit PP licensing/catalysts PE/PP catalysts Single-site PE catalysts Technology Fit Next-gen PP catalysts LYNX® Ziegler-Natta tech Single-site catalyst R&D and technical capabilities Manufacturing Fit Aligned with know-how Great assets; Room for growth Enhanced manufacturing capabilities and capital avoidance EPS Accretion In first full year In first full year In first full year Enhancing growth, technology and manufacturing capabilities with value accretive M&A

Investor Day 2018 | CAPITAL STRUCTURE 103 Summary of Leverage Profile Pro-forma Capital Structure Post-Acquisition  Raising $950 in new Term Loan B (TLB)  To refinance current TLB and fund acquisition  Priced and allocated on Feb. 23, expected to fund at acquisition closing  Benefits of new TLB:  Extends maturity to 2025  Reduces TLB borrowing rate from L+200 to L+175  Strong credit profile (Ba2/BB)  Clear path to target leverage range 1 Using Adj. EBITDA FY2017 actuals 2 Total liquidity is cash plus available amount under US revolving credit facility ($M) Maturity 12/31/2017 Leverage1 Cash and cash equivalents $ 153 Term Loan B 2021 498 5.125% Senior Notes 2021 694 5.625% Senior Notes 2024 297 Other borrowings 55 Total debt $ 1,544 2.9x Net Debt $ 1,391 2.6x Total Liquidity2 $ 416

Investor Day 2018 | SIGNIFICANT LIQUIDITY TO SUPPORT GROWTH 104 Capacity to fund $1B in additional investments through 2021 2.6x 1.8x YE 2017 ALB Acq Operating Cash Flow Capex Dividends & Share Buy Back YE 2021E Net Debt/ A d ju s ted E BITD A Target Leverage 2.0x – 3.0x $1 billion available capacity for additional investment

Investor Day 2018 | REAFFIRMING 2018 GUIDANCE / 2021 FINANCIAL FRAMEWORK1 2018 Outlook 2016-2021 Framework Total Sales CAGR 8%-10% 6%-8% Organic Sales CAGR 4%-6% 4%-6% Adj. EBIT CAGR 6%-9% 6%-8% Adj. EPS CAGR 9%-12% >10% Adj. FCF $210-250M >$1B over 5 years 2018 Guidance Assumptions  Anticipated polyolefin catalysts acquisition is completed by March 31, 2018 drives 4% growth  EBIT growth includes overcoming headwind of $25M BI insurance proceeds from 2017 customer outage 2016-2021 Financial Framework Assumptions  5-year business segment CAGRs: ̶ Refining Technologies: 3%-4% ̶ Specialty Catalysts: 6%-8% ̶ Materials Technologies: 3%-4%  Adj. effective tax rate2 between 27%-28%  Adj. cash tax rate 12%-15% 105 1 Includes single site catalyst business acquisition with close date of March 31 2 AETR is post tax reform 2018 - 2021

Investor Day 2018 | KEY TAKEAWAYS 106 Focused and clear path to organic revenue growth and margin expansion Executing on core operating processes to support profitable growth Cash flow generation supports organic and inorganic investment while maintaining strong balance sheet Disciplined capital allocation strategy; funding capital investments, M&A and returns to shareholders

Closing Remarks Fred Festa Chairman and Chief Executive Officer

Investor Day 2018 | INVESTMENT THESIS 108  Leading-edge innovation and process know-how  Strong, sustainable high margins  Customer intimacy, long-term partnerships Aligned to Strong Macro Trends and Business Drivers Strong FCF and proven track record of driving value through acquisitions 2016-2021 Financial Framework 6%-8% Total Sales Growth CAGR 4%-6% Organic Sales Growth CAGR 6%-8% Adj. EBITDA CAGR >10% Adj. EPS CAGR >$1B Over 5 Years Adj. FCF

Questions and Answers

Appendix

GLOSSARY

GRACE

ART	Advanced Refining Technologies	$MgCl_2$	Magnesium Chloride
BBL	Barrel of oil	MT	Materials Technologies (Grace operating segment)
cGMP	Current Good Manufacturing Practice	MTO	Methanol-to-Olefins
EHSS	Environment, Health, Safety, and Security	OECD	Organisation for Economic Co-operation and Development
EMEA	Europe, Middle East, and Africa	OEE	Overall equipment effectiveness
FCC	Fluid Catalytic Cracking	PE	Polyethylene
GMS	Grace Manufacturing System	PP	Polypropylene
GVM	Grace Value Model	PPR	PP random co-polymeride
HCPP	High-crystallinity polypropylene	PSM	Process safety management
HPC	Hydroprocessing catalysts	rTPO	Reactor grade thermoplastic polyolefins
IBM	Integrated Business Management	SC	Specialty Catalysts (operating segment)
ISBL	Inside battery limits	SSC	Single-site catalysts
MAO	Methylaluminoxane	TMO	Transformation Management Office
MBDOE	Million barrels per day of oil equivalent	VOC	Volatile organic compounds
MCN	Metallocene	ZN	Ziegler-Natta

Investor Day 2018 | 111

Investor Day 2018 | Technologies segment was solidified and entered into pharmaceutical applications. Prior to the 2016 separation, the Construction Products unit expanded through new technologies and bolt-on acquisitions. Grace expanded its geographic platform, increasing emerging region sales from 21 percent to over 38 percent of total sales. With the Board of Directors, Fred guided the company through the longest and one of the most complex and contested Chapter 11 reorganizations in history, ending on February 3, 2014. Under the reorganization, all pending and future asbestos-related claims are channeled to independent trusts and all non-asbestos creditors were paid in full. Fred came to Grace from Morgenthaler Private Equity Partners where he was a partner. Previously, he was President and CEO of ICG Commerce. At AlliedSignal, Inc. (now Honeywell) from 1993 to 2000, he held leadership roles in general management, business development, and finance in the company's specialty chemical, polymer, chemical intermediaries, and fibers businesses, including service as Vice President and General Manager of the performance fibers business. Fred began his career at General Electric (GE), where he spent 12 years in financial management positions at five business units. He completed GE's Financial Management Training Program and its benchmark General Management Course. Fred graduated magna cum laude with a BS degree in Finance from the State University of New York at Oswego. He has served since 2008 as an independent director of NVR, one of the largest home builders in the United States. Fred Festa is the eighth chief executive to lead the company since its founding in 1854. He joined Grace as President and Chief Operating Officer in November 2003, became Chief Executive Officer in June 2005, and was elected Chairman of the Board in January 2008. Through Fred's leadership, Grace has enhanced its standing as a premier global specialty chemicals and materials company with strong franchises in large global markets. Fred has led the transformation of Grace into a fully- integrated global operating company. During his tenure, revenue increased 65 percent and net sales increased from $1.8 billion in 2003 to $3.1 billion in 2015. Adjusted EBITDA expanded from $252 million to $750 million, while Adjusted Free Cash Flow rose from $53 million to $440 million. In 2015-16, Fred led the separation of Grace into two independent public companies that are expected to benefit from improved strategic focus, simplified operating structures, and more efficient capital allocation. The separation was completed through a tax-free spin-off of Grace's Construction Products segment and Darex Packaging Technologies business into a new company, GCP Applied Technologies Inc. (NYSE: GCP). Grace continues to operate the Catalysts Technologies and Materials Technologies business segments (excluding Darex). Grace has completed 23 acquisitions and seven divestitures under Fred's leadership. The company's portfolio was rebalanced, expanding the breadth of the catalysts business and increasing polypropylene catalysts revenue more than $200 million in less than five years. The silica-related Materials 112 BIOGRAPHIES Fred Festa CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Investor Day 2018 | where he led a transformation of the department's management practices. He also served as a member of the President's Management Council. Before entering public service in 2005, Hudson worked at Dell Inc., where he held general management and financial leadership positions at the company's headquarters in Austin, Texas and in China. From 2002 to 2005, Hudson served as a general manager for Dell in China, leading a $500 million business unit through a period of double-digit sales growth, triple-digit earnings growth and significant operational change. Before joining Dell in 1997, he worked at AlliedSignal, Inc. (now Honeywell), Emerson Electric Co. and Arthur Andersen & Co. Hudson earned an MBA at the Kellogg School of Management at Northwestern University and a Bachelor's degree at Baylor University. He is a board member of Madison Industries, a Chicago-based industrial holding company, and a former board member of KIPP DC, a public charter school operator in Washington, D.C. As President Chief Operating Officer of W. R. Grace & Co., Hudson La Force is responsible for Grace's Catalysts Technologies and Materials Technologies business segments and Grace's global manufacturing and supply chain operations. As COO, Hudson is focused primarily on safety, sales growth, manufacturing excellence and capital investment. He was named to this role in February 2016 and elected to the Grace Board of Directors in November 2017. Hudson joined Grace as Senior Vice President and Chief Financial Officer in 2008. In that role, he focused on improving the company's profitability, cash flow, and return on invested capital. During his tenure as CFO, gross margins increased eight percentage points, Adjusted EBITDA margins increased 11 percentage points, adjusted free cash flow increased nearly three times, and adjusted return on invested capital increased 11 percentage points. Hudson was deeply involved in Grace's internal transformation into a fully-integrated global operating company and its external transformation into two industry- leading public companies in February 2016. Prior to joining Grace, Hudson served as Chief Operating Officer and Senior Counselor to the Secretary at the U.S. Department of Education 113 BIOGRAPHIES Hudson La Force PRESIDENT AND CHIEF OPERATING OFFICER

Investor Day 2018 | In early 2016, Thomas Blaser was appointed Senior Vice President and Chief Financial Officer. He is a member of Grace's leadership team and responsible for Grace's global financial management and information technology functions. Tom is a seasoned finance professional and proven leader with strong specialty chemical industry experience with global companies. Before joining Grace, he was President of Arysta LifeScience North America, LLC, a global agricultural chemical and life science business, where he also served for 10 years as Chief Financial Officer. Previously he held business development and financial leadership responsibilities with Honeywell and audit leadership roles at Price Waterhouse. Tom earned an MBA at the Columbia University and a Bachelor's degree in Accounting at Montclair State University. 114 BIOGRAPHIES Tom Blaser SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Investor Day 2018 | Al’s career in the chemical industry spans 27 years, 22 of which were with Nalco Chemical Company, a global supplier of water, energy, and air improvement solutions and services. After successful roles throughout Nalco’s commercial organization, he rose to senior leadership in several divisions in Nalco and also served as Senior Vice President and General Manager of Ecolab’s traditional core business, the Food & Beverage North America division, following the acquisition of Nalco. Currently, Al serves on the Board of Directors for the American Fuel and Petrochemical Manufacturers (AFPM) and represents Grace on the Board of the Maryland Chamber of Commerce. He also completed the Howard County (Maryland) Leadership Program. Al began his career in the United States Army, serving as Battalion Training Officer, Company Executive Officer, and General’s Aide de Camp in the 65th Engineer Battalion of the 25th Infantry Division. He graduated near the top of his class at West Point with a Bachelor of Science degree in General Engineering/Chemistry, and was first in his class at the United States Army Engineer School. He is also a graduate of the Kellogg School of Management’s Advanced Executive Program. Since joining Grace in 2104, Al Beninati has led all three of the company’s business segments. He is now responsible for Specialty Catalysts, the global leader in polyolefin catalysts and licensing, with the world’s broadest portfolio of polypropylene (PP) and polyethylene (PE) catalyst technologies. Al also serves as President, Grace Asia Pacific and the executive sponsor of the Grace Integrated Business Management initiative, which is focused on optimizing the company’s Sales and Operations Planning. Under his leadership, the Specialty Catalysts segment has evolved as a significant growth driver for Grace with many plants operating at record levels to meet strong demand. In 2018, Al again will lead a major acquisition integration as Grace absorbs Albemarle’s leading single-site catalysts business. In 2016, he managed the successful integration of the LYNX® PP and PE catalyst businesses acquired from BASF in the same year. Al continues to expand Specialty Catalyst’s UNIPOL® PP Process Technology and Licensing offering, a business Grace acquired from Dow in 2013. Prior to joining Grace, he was Vice President, Municipal Water Treatment at Univar, a leading distributor of chemistry and related products and services. 115 BIOGRAPHIES Al Beninati PRESIDENT, SPECIALTY CATALYSTS

Investor Day 2018 | 116 BIOGRAPHIES Tom Petti PRESIDENT, REFINING TECHNOLOGIES FCC Research & Development, Technical Service, Sales, and Marketing, before his promotion to General Manager of the Americas and Global Marketing Director for Specialty Catalysts. In 2006, Tom left Grace temporarily to found and lead Vandelay Management, LLC, a strategic development consultancy serving the specialty chemicals industry. Tom rejoined Grace in 2012 as Vice President, Strategic Planning. He led and advanced Grace’s strategic planning process, which identified opportunities for the company’s core and growth programs, as well as innovative applications for catalysts, materials, and construction businesses based on Grace’s materials science capabilities. Beginning in 2013, Tom served two years as President, Grace Construction Products. Under his leadership, the construction products business grew and significantly improved profitability. This business was separated from Grace in 2016 to become part of a new public company called GCP Applied Technologies Inc., a global leader in specialty construction chemicals and building systems. Tom earned a Bachelor of Science in Chemical Engineering from the University of Maryland, an MBA from Duke University, and a Ph.D. in Chemical Engineering from the University of Delaware. Since October 2015, Tom Petti has led Grace’s Refining Technologies business, which includes fluid catalytic cracking (FCC) catalysts and additives, methanol-to-olefins (MTO) catalysts, and hydroprocessing catalysts through Advanced Refining Technologies® (ART), Grace’s joint venture with Chevron. Tom sits on ART’s Board of Directors. Grace is the global leader in FCC and hydroprocessing catalysts for the refining industry, serving many of the world’s largest and most recognized petroleum and refining companies. The Refining Technologies business delivers significant value to its refinery customers through product performance, environmental benefits, and operational technical support provided by Grace’s technical experts. Under Tom’s leadership, the business has adapted to capture opportunities in the fastest-growing segments in FCC applications, specifically, global production of petrochemical feedstocks and heavy feed bottom-of-the-barrel processing. ART has achieved record performance in hydroprocessing to produce clean burning fuels, and the company successfully expanded into the emerging MTO catalysts segment. Tom’s tenure with Grace began in 1992 when he joined Grace’s Research Center in process development. He later held positions in

Investor Day 2018 | U.S. and global marketing, operations, R&D, manufacturing and global project management. Sandra is known for implementing a proven methodology to transform businesses. Her intellectual curiosity, perseverance, and deep analytical skill enable her to quickly assess, synthesize, and simplify complex market and business challenges to actionable plans. Her collaborative, strengths-based approach bridges her team's historical knowledge to a forward-focused vision. She has created clear and actionable strategic solutions while engaging and motivating the organization to deliver results. The discipline, resilience, and teamwork learned from competitive sports continue to be an integral part of Sandra’s life and what has shaped her as a leader. She believes a culture of excellence is key to creating a high-performance organization. Sandra earned a Bachelor’s degree in Mechanical Engineering from the University of Wisconsin-Madison and an MBA in Marketing, Finance, and Business Strategy from Northwestern University. Since May 2017, Sandra Wisniewski has led Grace Materials Technologies, the business segment which produces and sells specialty materials, including silica-based and silica-alumina-based products used in a broad array of consumer, pharmaceutical, chemical process and coatings. Sandra brings to Grace a unique perspective on value creation and wealth of experience in the healthcare of pharmaceutical industries. Prior to joining Grace, she was President and Chief Executive Officer for SunTech Medical, an international blood pressure technology company. Previously, she served as a General Manager and Vice President at Sanofi, a global healthcare technology company. The first 25 years of her career were with Baxter International where she held several leadership positions in general management, sales, marketing, R&D, global project management, manufacturing, and operations. As Global Marketing Vice President for Intravenous Solutions, she led a successful revitalization of the company’s $1 billion heritage business by implementing centralized global portfolio management. Sandra’s record of generating sustainable growth is built on her diverse background including general management, sales leadership, 117 BIOGRAPHIES Sandra Wisniewski PRESIDENT, MATERIALS TECHNOLOGIES

Investor Day 2018 | DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES 118 Non-GAAP Financial Terms Adjusted EBIT means income from continuing operations attributable to W. R. Grace & Co. shareholders adjusted for interest income and expense; income taxes; costs related to legacy product, environmental and other claims; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; and certain other items that are not representative of underlying trends. Adjusted EBITDA means Adjusted EBIT adjusted for depreciation and amortization. Adjusted EBIT Return On Invested Capital means Adjusted EBIT (on a trailing four quarters basis) divided by the sum of net working capital, properties and equipment and certain other assets and liabilities. Adjusted Gross Margin means gross margin adjusted for pension-related costs included in cost of goods sold and the amortization of acquired inventory fair value adjustment. Adjusted Earnings Per Share (Adjusted EPS) means diluted EPS from continuing operations adjusted for costs related to legacy product, environmental and other claims; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines, and certain other investments; third-party acquisition-related costs and the amortization of acquired inventory fair value adjustment; certain other items that are not representative of underlying trends; and certain discrete tax items. Adjusted ETR means the effective tax rate on Adjusted EBIT less net interest expense, plus or minus certain discrete items (such as changes in tax laws and APB 23 reserves) and the incremental temporary increase to anti-base erosion taxes that results from our U.S. net operating losses. Adjusted Free Cash Flow means net cash provided by or used for operating activities from continuing operations minus capital expenditures plus cash f lows related to legacy product, environmental and other claims; cash paid for restructuring and repositioning; capital expenditures related to repositioning; cash paid for third-party acquisition-related costs; and accelerated payments under defined benefit pension arrangements. Adjusted EBIT, Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, Adjusted EPS and Adjusted Free Cash Flow do not purport to represent income or liquidity measures as defined under U.S. GAAP, and should not be considered as alternatives to such measures as an indicator of Grace's performance or liquidity. Grace uses Adjusted EBIT as a performance measure in significant business decisions and in determining certain incentive compensation. Grace uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for decision making and compensation purposes, and because it better measures the ongoing earnings results of its strategic and operating decisions by excluding the earnings effects of the legacy product, environmental and other claims; restructuring and repositioning activit ies; divested businesses; the effects of acquisitions; and certain other items that are not representative of underlying trends. Grace uses Adjusted EBITDA, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, and Adjusted EPS as performance measures and may use these measures in determining certain incentive compensation. Grace uses Adjusted EBIT Return On Invested Capital in making operating and investment decisions and in balancing the growth and profitability of operations. Grace uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, and to provide a return of capital to shareholders. Grace also uses Adjusted Free Cash Flow as a performance measure in determining certain incentive compensation. Grace is unable without unreasonable efforts to estimate the annual mark-to-market pension adjustment or 2017 net income, and without the availability of this significant information, Grace is unable to provide reconciliations for the forward-looking information set forth in the 2017 outlook, above. These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of Grace’s financial results, and to ensure that investors and others understand the information Grace uses to evaluate the performance of its businesses. They distinguish the operating results of Grace's current business base from the costs of Grace's legacy product, environmental and other claims; restructuring and repositioning activities; divested businesses; and other items discussed above. These measures may have material limitations due to the exclusion or inclusion of amounts that are included or excluded, respectively, in the most directly comparable measures calculated and presented in accordance with U.S. GAAP and thus investors and others should review carefully the financial results calculated in accordance with U.S. GAAP.

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES

GRACE

Adjusted EBIT by Operating Segment:	2016	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	2017
Catalysts Technologies segment operating income	$ 367.8	$ 78.3	$ 87.5	$ 94.3	$ 107.7	$ 81.2	$ 101.3	$ 103.6	$ 109.3	$ 395.4
Materials Technologies segment operating income	104.0	20.6	28.0	26.4	29.0	24.8	24.2	26.4	25.2	100.6
Corporate costs	(59.4)	(13.2)	(16.3)	(14.9)	(15.0)	(16.1)	(18.3)	(18.5)	(16.1)	(69.0)
Gain on curtailment of postretirement plans related to current businesses	0.2	—	—	—	0.2	—	—	—	—	—
Certain pension costs(B)	(12.3)	(3.1)	(3.1)	(3.1)	(3.0)	(3.1)	(3.2)	(3.4)	(3.3)	(13.0)
Adjusted EBIT	**400.3**	**82.6**	**96.1**	**102.7**	**118.9**	**86.8**	**104.0**	**108.1**	**115.1**	**414.0**
(Costs) benefit related to legacy product, environmental and other claims	(35.4)	(4.4)	(6.7)	(13.1)	(11.2)	(2.1)	(14.9)	(8.5)	(5.3)	(30.8)
Restructuring and repositioning expenses	(38.6)	(13.6)	(9.4)	(5.6)	(10.0)	(2.3)	(5.4)	(9.3)	(9.7)	(26.7)
Accounts receivable reserve—Venezuela	—	—	—	—	—	—	—	(10.0)	—	(10.0)
Third-party acquisition-related costs	(2.5)	—	(2.5)	—	—	—	—	(0.4)	(2.5)	(2.9)
Amortization of acquired inventory fair value adjustment	(8.0)	—	—	(4.1)	(3.9)	—	—	—	—	—
Pension MTM adjustment and other related costs, net	(60.3)	0.2	0.7	0.2	(61.4)	(1.9)	—	—	(49.2)	(51.1)
Gain on sale of product line	1.7	—	0.7	—	1.0	—	—	(0.4)	0.4	—
Income and expense items related to divested businesses	0.1	(0.3)	0.1	(0.1)	0.4	(0.3)	(0.7)	(0.3)	(1.0)	(2.3)
Gain on curtailment of postretirement plans related to divested businesses	0.3	—	—	—	0.3	—	—	—	—	—
Loss on early extinguishment of debt	(11.1)	(11.1)	—	—	—	—	—	—	—	—
Interest expense, net	(80.5)	(21.8)	(19.4)	(19.4)	(19.9)	(19.3)	(19.5)	(20.2)	(19.5)	(78.5)
(Provision for) benefit from income taxes	(59.0)	(21.2)	(21.5)	(19.4)	3.1	(18.0)	(19.6)	(11.6)	(151.3)	(200.5)
Income (loss) from continuing operations attributable to W. R. Grace & Co. shareholders	**$ 107.0**	**$ 10.4**	**$ 38.1**	**$ 41.2**	**$ 17.3**	**$ 42.9**	**$ 43.9**	**$ 47.4**	**$ (123.0)**	**$ 11.2**

Investor Day 2018 | 119

Investor Day 2018 | DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES 120 Adjusted Free Cash Flow: Q4 2016 Q4 2017 Net cash provided by (used for) operating activities 267.5 319.2 Capital expenditures (116.9) (125.2) Free Cash Flow 150.6 194.0 Cash paid for legacy product, environmental and other claims 24.6 54.5 Cash paid for restructuring 16.0 13.8 Cash paid for repositioning 35.5 11.0 Cash paid for taxes related to repositioning 5.0 — Cash paid for third-party acquisition-related costs 2.3 0.7 Capital expenditures related to repositioning 2.0 — Adjusted Free Cash Flow 236.0 274.0 Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters): Q4 2016 Q4 2017 Adjusted EBIT 400.3 414.0 Invested Capital: Trade accounts receivable 273.9 285.2 Inventories 228.0 230.9 Accounts payable (195.4) (210.3) 306.5 305.8 Other current assets (excluding income taxes) 32.0 42.1 Properties and equipment, net 729.6 799.1 Goodwill 394.2 402.4 Technology and other intangible assets, net 269.1 255.4 Investment in unconsolidated affiliate 117.6 125.9 Other assets (excluding capitalized financing fees) 34.9 37.4 Other current liabilities (excluding income taxes, legacy environmental matters, accrued interest, and restructuring) (144.4) (158.6) Other liabilities (excluding income taxes and legacy environmental matters) (89.3) (113.7) Total invested capital 1,650.2 1,695.8 Adjusted EBIT Return On Invested Capital 24.3% 24.4%

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES

GRACE

(In millions, except per share amounts)	Three Months Ended December 31, 2017 Pre-Tax	2017 Tax at Actual Rate	2017 After-Tax	2017 Per Share	2016 Pre-Tax	2016 Tax at Actual Rate	2016 After-Tax	2016 Per Share
Diluted Earnings Per Share (GAAP)				$ (1.81)				$ 0.25
Pension MTM adjustment and other related costs, net	$ 49.2	$ 17.0	$ 32.2	0.47	$ 61.4	$ 20.9	$ 40.5	0.58
Costs (benefit) related to legacy product, environmental and other claims	5.3	2.0	3.3	0.05	11.2	4.2	7.0	0.10
Restructuring and repositioning expenses	9.7	2.9	6.8	0.10	10.0	2.1	7.9	0.11
Amortization of acquired inventory fair value adjustment	—	—	—	—	3.9	1.5	2.4	0.03
Income and expense related to divested businesses	1.0	0.3	0.7	0.01	(0.4)	(0.1)	(0.3)	—
Gain on termination and curtailment of postretirement plans related to divested businesses	—	—	—	—	(0.3)	(0.1)	(0.2)	—
Third-party acquisition-related costs	2.5	1.0	1.5	0.02	—	—	—	—
Gain on sale of product line	(0.4)	(0.1)	(0.3)	—	(1.0)	(0.3)	(0.7)	(0.01)
Discrete tax items:								
Provisional charge related to the U.S. Tax Cuts and Jobs Act of 2017		(143.0)	143.0	2.11		—	—	—
Discrete tax items, including adjustments to uncertain tax positions		(2.2)	2.2	0.03		7.9	(7.9)	(0.11)
Adjusted EPS (non-GAAP)				$ 0.98				$ 0.95

Investor Day 2018 | 121

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES

GRACE

	Twelve Months Ended December 31,							
	2017				2016			
(In millions, except per share amounts)	Pre-Tax	Tax Effect	After-Tax	Per Share	Pre-Tax	Tax Effect	After-Tax	Per Share
Diluted earnings per share from continuing operations				$ 0.16				$ 1.52
Costs (benefit) related to legacy product, environmental and other claims	$ 30.8	$ 11.4	$ 19.4	0.28	$ 35.4	$ 13.2	$ 22.2	0.31
Restructuring and repositioning expenses	26.7	8.9	17.8	0.26	38.6	11.6	27.0	0.38
Accounts receivable reserve—Venezuela	10.0	3.5	6.5	0.10	—	—	—	—
Pension MTM adjustment and other related costs, net	51.1	17.4	33.7	0.49	60.3	19.8	40.5	0.57
Income and expense items related to divested businesses	2.3	0.8	1.5	0.02	(0.1)	—	(0.1)	—
Loss on early extinguishment of debt	—	—	—	—	11.1	4.1	7.0	0.10
Third-party acquisition-related costs	2.9	1.1	1.8	0.03	2.5	0.7	1.8	0.03
Gain on sale of product line	—	—	—	—	(1.7)	(0.6)	(1.1)	(0.02)
Amortization of acquired inventory fair value adjustment	—	—	—	—	8.0	3.0	5.0	0.07
Gain on curtailment of postretirement plans related to divested businesses	—	—	—	—	(0.3)	(0.1)	(0.2)	—
Discrete tax items:								
Provisional charge related to the U.S. Tax Cuts and Jobs Act of 2017		(143.0)	143.0	2.10		—	—	—
Discrete tax items, including adjustments to uncertain tax positions		2.7	(2.7)	(0.04)		(9.8)	9.8	0.14
Adjusted EPS				$ 3.40				$ 3.10

Investor Day 2018 | 122

Investor Day March 2, 2018 New York Stock Exchange